UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 31, 2026

Westlake Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32260	76-0346924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5444 Westheimer, Suite 101 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 960-9111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WLK	The New York Stock Exchange NYSE Texas
1.625% Senior Notes due 2029	WLK 29	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2026, Westlake Corporation (the “Company”) announced the appointment of Tommy E. Darby, age 45, to the position of Vice President, Chief Accounting Officer of the Company, effective immediately.

In connection with his appointment as Vice President, Chief Accounting Officer of the Company, Mr. Darby was also appointed as Vice President, Chief Accounting Officer of Westlake Chemical Partners GP LLC, a wholly-owned subsidiary of the Company and the general partner of Westlake Chemical Partners LP, effective August 31, 2026.

Prior to joining the Company, from August 2022 to April 2025, Mr. Darby served as Vice President and Chief Accounting Officer of Pactiv Evergreen Inc. (now Novolex) and, earlier in his tenure there, as Vice President and Controller. From March 2008 to May 2020, Mr. Darby held various leadership roles at Valaris plc (now Valaris Limited) and its predecessor companies in external reporting, financial systems and internal audit, before serving as Vice President and Controller and later as Vice President, Finance. Earlier in his career, Mr. Darby worked in audit and assurance at Deloitte LLP. Mr. Darby received a Bachelor of Science degree in Accounting and a Master of Science degree in Auditing and Financial Accounting from the University of North Texas and is a Certified Public Accountant.

There are no family relationships between Mr. Darby and any director or executive officer of the Company. Mr. Darby does not have any interest in any transactions with the Company requiring disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Mr. Darby and any other person pursuant to which he was appointed as an officer of the Company.

In connection with his appointment, Mr. Darby will receive an annual salary of $440,000, a target bonus of 45% of his base salary under the Company’s Annual Incentive Plan (prorated based on Mr. Darby’s start date), a target bonus of 8% of eligible quarterly salary under the Company’s Quarterly Incentive Plan, and a long-term incentive target bonus of 90% of his base salary under the Company’s amended and restated 2013 Omnibus Incentive Plan. Mr. Darby will also receive a sign-on award of restricted stock units (“RSUs”) under the Company’s amended and restated 2013 Omnibus Incentive Plan, with a total aggregate grant date fair value of $135,000. The number of shares of common stock of the Company underlying the RSUs will be determined by dividing the aggregate grant date fair value by the average of the high and low prices of the Company’s common stock on August 31, 2026. The RSUs fully vest on August 31, 2029, provided that Mr. Darby remains in continuous full-time employment with the Company through August 31, 2029.

Mr. Darby will succeed Jeffrey A. Holy, who will transition from his current position of Vice President, Chief Accounting Officer of the Company to the position of Vice President, Finance and Investor Relations of the Company, effective concurrent with the appointment of Mr. Darby.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CORPORATION

Date: August 31, 2026	By:	/s/ L. Benjamin Ederington
L. Benjamin Ederington Executive Vice President, Legal and External Affairs